Exhibit 99.1

FGI INDUSTRIES ANNOUNCES FOURTH QUARTER

AND FULL-YEAR 2021 RESULTS

EAST HANOVER, N.J., March 28, 2022 – FGI Industries Ltd. (Nasdaq: FGI) (“FGI” or the “Company”), a leading global supplier of kitchen and bath products, today announced results for the fourth quarter and full-year 2021.

FOURTH QUARTER 2021 RESULTS

(As compared to the Fourth Quarter of 2020)

▪	Total Revenues of $52.2 million, +47.0% y/y
▪	Operating Income of $0.7 million, -39.7% y/y
▪	Net Income of $1.0 million, +45.9% y/y
▪	Adjusted Operating Income of $0.7 million, -39.7% y/y
▪	Adjusted Net Income of $0.7 million, -1.5% y/y

FULL-YEAR 2021 RESULTS

(As compared to the Full-Year 2020)

▪	Total Revenues of $181.9 million, +34.9% y/y
▪	Operating Income of $7.7 million, +23.0% y/y
▪	Net Income of $7.9 million, +67.1% y/y
▪	Adjusted Operating Income of $7.8 million, +24.8 y/y
▪	Adjusted Net Income of $6.3 million, +32.8% y/y

Total revenue increased by 47% on a year-over-year basis in the fourth quarter of 2021, driven primarily by broad-based growth across both the Sanitaryware and Bath Furniture product categories in all major geographic markets. The Company reported operating income of $0.7 million in the fourth quarter of 2021, a decline of $0.5 million versus the prior-year period, as strong organic revenue growth was offset by supply chain disruptions, inflationary pressures, and public company costs. For the three months ended December 31, 2021, the Company reported GAAP net income of $1.0 million, or $0.15 per diluted share, versus net income of $0.7 million, or $0.10 per diluted share, in the fourth quarter of 2020. The Company reported fourth quarter 2021 adjusted net income of $0.7 million, or $0.10 per diluted share, which excludes a tax benefit of $0.3 million.

MANAGEMENT COMMENTARY

“As a leading global supplier of kitchen and bath products with an established base of distribution partners across mass retail, wholesale and commercial channels, we believe FGI is well-positioned to capitalize on the favorable secular growth trends evident across our core repair, remodel and new home construction markets,” stated David Bruce, President and Chief Executive Officer of FGI. “In our first quarter reported as a public company, we delivered significant year-over-year revenue growth, supported by strong demand throughout all our geographies.

“Looking ahead, we intend to drive margin expansion through increased scale, improved mix and efficiency measures,” stated Perry Lin, Chief Financial Officer of FGI. “We expect our improved profitability, together with FGI’s capital efficient business model, to result in strong free cash flow conversion in the year ahead, positioning us to deploy capital toward complementary growth in both existing and adjacent markets. Although widely-cited global supply chain challenges and ongoing inflationary pressures impacted margin realization last year, we have taken measures to partially offset these headwinds entering 2022.”

“Recent product launches have been well received by customers, as demand for bathroom furniture, shower wall systems and custom kitchen cabinetry continues to accelerate,” noted Bruce. “We believe our decades-long relationships with key manufacturing and sourcing partners are a key competitive advantage, enabling us to remain a reliable source of supply to our key channel relationships during a period of prolonged supply chain disruption.”

“We believe underlying demand fundamentals across the repair and replace market remain strong, driven by growth in home sales activity and household incomes,” continued Bruce. “Given our established presence across the key verticals we serve, we expect to be able to drive revenue growth in 2022 and beyond, supported by targeted share gains, product line expansions and growth within new channels.”

STRATEGIC UPDATE

Consistent with its long-term strategic plan, FGI intends to drive value creation for its shareholders through a balanced focus on product innovation, organic growth, and efficient capital deployment. The following initiatives represent key strategic priorities for the Company, entering 2022:

•	Commitment to product innovation. FGI has a history of being an innovator in the kitchen and bath markets and developing “on-trend” products and bringing them to market ahead of the competition. FGI has developed deep marketing skills, leading design capabilities, and product development expertise. A recent example of the Company’s innovative product development includes the Jetcoat Shower wall systems, which offer a stylized design option without the fuss of messy grout. FGI expects to continue to invest in research and development to drive product innovation in 2022.

•	“BPC” (Brands, Products, Channels) strategy to drive above-market organic growth. FGI is focused on increasing the mix of Branded products as a percentage of sales, which is expected to result in larger available markets and gross margin expansion. The Company’s owned brands grew to nearly 40% of sales as of year-end 2021, up from less than 1% at the end of 2010. FGI is focused on expanding its position in channels such as e-commerce, providing for additional growth opportunities with existing brick and mortar customers, as well as expanding with e-commerce customers. The e-commerce channel accounted for 21% of sales in 2020, up from only 2% at the end of 2010.

•	Drive margin expansion. Margin expansion remains a key pillar of FGI’s value creation focus. FGI believes its BPC strategy will support enhanced margins through growth in branded products, new product categories, and new channels. Headwinds from supply chain disruptions and inflationary pressures impacted operating margins in 2021; however, FGI has recently adopted measures to offset these challenges, and expects to resume margin expansion in the back half of 2022 as these initiatives take hold.

•	Efficient capital deployment. FGI benefits from a capital-light business model allowing it to generate strong free cash flow conversion. The Company expects to utilize its strong free cash flow to re-invest in the core business and drive growth through existing brand development and new product category expansion. FGI will also look for selective bolt-on acquisition opportunities, over time, focused within the core kitchen and bath end markets. The Company plans to maintain a disciplined approach to capital deployment, with most material internal investments currently subject to a company-wide 20%+ expected return on capital hurdle rate.

•	Deep manufacturing partners and customer relationships. FGI has developed strong manufacturing and sourcing partners over the last 30+ years, which it believes will continue to give the Company a competitive advantage in the markets it serves. The Company also has deep relationships with an established global customer base, offering end-to-end solutions to support category growth. While recent supply chain and inflation pressures have been a headwind, FGI’s durable partnerships with manufacturing and sourcing partners have helped to mitigate these challenges.

FOURTH QUARTER FINANCIAL REVIEW

Revenue totaled $52.2 million during the fourth quarter of 2021, an increase of 47% compared to the prior-year period, driven by 32% volume growth and 15% benefit from price/mix. Revenue benefitted from strong growth in both Sanitaryware and Bath Furniture, as well as contribution from new products such as shower systems and kitchen cabinetry. Revenue trends were strong across each geographic region with the US, Canada, and Europe up 47%, 54%, and 27%, respectively.

•	Sanitaryware revenue was $36.1 million during the fourth quarter of 2021, an increase of 56.8% compared to the prior-year period, primarily driven by continued volume strength in the pro channel.

•	Bath Furniture revenue was $12.5 million during the fourth quarter of 2021, an increase of 20.3% compared to the prior-year period, driven primarily by price.

•	Other revenue was $3.6 million during the fourth quarter of 2021, an increase of 71.7% compared to the prior-year period. Volume growth during the period was the result of growth in sales of new categories such as the Jetcoat shower wall systems.

Gross profit was $7.6 million during the fourth quarter of 2021, an increase of 6.5% compared to the prior-year period, as strong revenue growth was offset by supply chain disruptions and inflationary pressures. As a result of these factors, gross profit margin was 14.5% during the fourth quarter of 2021, down from 20.0% in the prior-year period.

Operating income was $0.7 million during the fourth quarter of 2021, down from $1.2 million in the prior-year period. Strong revenue growth was offset by gross margin pressure, higher selling and distribution costs, and public company costs. As a result, operating margin was 1.4% during the fourth quarter, down from 3.3% in the same period last year. FGI expects pricing actions and other cost reduction measures to help offset the headwinds from supply chain and inflation challenges in the back half of 2022.

FINANCIAL RESOURCES AND LIQUIDITY

As of December 31, 2021, the Company had $3.9 million of cash and cash equivalents, total debt of $14.7 million and $3.3 million of availability under its credit facility, net of letters of credit. Combined with cash and cash equivalents, total liquidity was $7.2 million at December 31, 2021.

Net debt was elevated at December 31, 2021, due to excess inventory levels resulting from supply chain challenges. As a result, free cash flow was pressured during the fourth quarter of 2021; however, the Company expects the working capital issues to normalize during the first half of 2022, resulting in improved free cash flow in the current year.

INITIAL PUBLIC OFFERING

FGI completed the pricing of its initial public offering on January 24, 2022. The offering consisted of 2,500,000 units, each consisting of one ordinary share and one warrant to purchase one ordinary shares at a price to the public of $6.00 per unit. The units are immediately separable and were issued separately in the offering. The ordinary shares and warrants began separate trading on The Nasdaq Capital Market on January 25, 2022 under the symbols "FGI" and "FGIWW," respectively, and the offering closed on January 27, 2022.

FINANCIAL GUIDANCE

The outlook for FGI’s business and the long-term trends in the repair and remodel markets remains strong. FGI sees the strong trends from 2021 continuing into the new year; however, the impact of supply chain disruptions, inflationary pressures, and the short-term impact of higher rates, create some uncertainty in the near-term making it difficult to predict the market outlook for the year. FGI continues to expect to outgrow its end markets, but guidance for 2022 reflects management’s difficulty predicting market growth for 2022.

•	Total revenue of between $182 million and $189 million
•	Total Operating Income of between $6.5 million and $7.5 million
•	Total Net Income of $5 million to $6 million

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as Adjusted Income from Operations, Adjusted Net Income, and Adjusted Net Income Per Share. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures are presented in the tables at the end of this release.

FOURTH QUARTER AND FULL-YEAR 2021 CONFERENCE CALL

FGI will conduct a conference call on Tuesday, March 29 at 8:00 am Eastern Time to discuss the quarterly and full-year results.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the Company’s corporate website at https://investor.fgi-industries.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register and download and install any necessary audio software.

To participate in the live teleconference:

Toll Free:	1-877-407-0792
International Live:	1-201-689-8263

To listen to a replay of the teleconference, which will be available through April 12, 2022:

Domestic Replay:	1-844-512-2921
International Replay:	1-412-317-6671 13727517
Conference ID:	13727517

ABOUT FGI INDUSTRIES

FGI Industries Ltd. (Nasdaq: FGI) is a leading global supplier of kitchen and bath products. For over 30 years, we have built an industry-wide reputation for product innovation, quality, and excellent customer service. We are currently focused on the following product categories: sanitaryware (primarily toilets, sinks, pedestals and toilet seats), bath furniture (vanities, mirrors and cabinets), shower systems, customer kitchen cabinetry and other accessory items. These products are sold primarily for repair and remodel activity and, to a lesser extent, new home or commercial construction. We sell our products through numerous partners, including mass retail centers, wholesale and commercial distributors, online retailers and specialty stores.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipate,” “expect,” “could,” “may,” “intend,” “plan”, “see” and “believe,” among others, generally identify forward-looking statements. These forward-looking statements include FGI’s guidance. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. A variety of factors, many of which are beyond our control, could cause actual future results or events to differ materially from those projected in the forward-looking statements in this release. For a full description of the risks and uncertainties which could cause actual results to differ from our forward-looking statements, please refer to FGI’s periodic filings with the Securities & Exchange Commission including those described as “Risk Factors” in FGI’s annual report on Form 10-K for the year ended December 31, 2021 and in any quarterly reports on Form 10-Q filed thereafter. FGI does not undertake any obligation to update forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

INVESTOR CONTACT

Paul Bartolai, CFA

773-489-5692

FGI@val-adv.com

FGI INDUSTRIES LTD.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Three Months Ended
	December 31,
	2021	2020
	USD	USD
REVENUES	$52,190,590	$35,508,508

COST OF REVENUES	44,623,152	28,404,509

GROSS PROFIT	7,567,438	7,103,999

OPERATING EXPENSES
Selling and distribution	5,000,963	4,134,870
General and administrative	1,694,097	1,614,356
Research and development	159,913	173,725
Total operating expenses	6,854,973	5,922,951

INCOME FROM OPERATIONS	712,465	1,181,048

OTHER INCOME (EXPENSES)
Interest income	26,433	32,242
Interest expense	(123,330)	(185,173)
Other income (expenses), net	71,308	(182,208)
Total other income (expenses), net	(25,589)	(335,139)

INCOME BEFORE INCOME TAXES	686,876	845,909

PROVISION FOR (BENEFIT OF) INCOME TAXES
Current	93,675	533,606
Deferred	(447,586)	(401,288)
Total provision for income taxes	(353,911)	132,318

NET INCOME	1,040,787	713,591

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	88,726	136,876

COMPREHENSIVE INCOME	$1,129,513	$850,467

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES
Basic and diluted*	7,000,000	7,000,000

EARNINGS PER SHARE
Basic and diluted*	$0.15	$0.10

* Shares and per share data are presented on a retroactive basis to reflect the reorganization on January 27, 2022.

FGI INDUSTRIES LTD.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Years Ended December 31,
	2021	2020
	USD	USD
REVENUES	$181,943,027	$134,827,701

COST OF REVENUES	149,740,619	106,423,061

GROSS PROFIT	32,202,408	28,404,640

OPERATING EXPENSES
Selling and distribution	17,636,820	15,487,306
General and administrative	6,194,789	5,820,967
Research and development	646,069	814,254
Total operating expenses	24,477,678	22,122,527

INCOME FROM OPERATIONS	7,724,730	6,282,113

OTHER INCOME (EXPENSES)
Interest income	37,143	32,244
Interest expense	(411,185)	(418,867)
Other income (expenses), net	1,516,862	(390,298)
Total other income (expenses), net	1,142,820	(776,921)

INCOME BEFORE INCOME TAXES	8,867,550	5,505,192

PROVISION FOR (BENEFIT OF) INCOME TAXES
Current	1,183,282	1,074,928
Deferred	(221,648)	(300,484)
Total provision for income taxes	961,634	774,444

NET INCOME	7,905,916	4,730,748

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	59,071	298,106

COMPREHENSIVE INCOME	$7,964,987	$5,028,854

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES
Basic and diluted*	7,000,000	7,000,000

EARNINGS PER SHARE
Basic and diluted*	$1.13	$0.68

* Shares and per share data are presented on a retroactive basis to reflect the reorganization on January 27, 2022.

FGI INDUSTRIES LTD.

CONSOLIDATED BALANCE SHEETS

	As of December 31, 2021	As of December 31, 2020
	USD	USD
ASSETS

CURRENT ASSETS
Cash	$3,883,896	$4,018,558
Accounts receivable, net	26,350,650	17,338,279
Inventories, net	21,263,961	8,308,342
Prepayments and other current assets	1,546,623	799,724
Prepayments and other receivables – related parties	3,119,822	3,263,136
Total current assets	56,164,952	33,728,039

PROPERTY AND EQUIPMENT, NET	387,655	545,697

OTHER ASSETS
Intangible assets	42,683	128,050
Operating lease right-of-use assets, net	8,087,969	9,311,277
Deferred tax assets, net	1,478,589	1,263,395
Other noncurrent assets	2,989,012	171,003
Total other assets	12,598,253	10,873,725

Total assets	$69,150,860	$45,147,461

LIABILITIES AND PARENT’S NET INVESTMENT

CURRENT LIABILITIES
Short-term loans	$14,657,280	$11,074,383
Accounts payable	32,009,851	19,510,272
Income tax payable	1,220,939	580,036
Operating lease liabilities – current	1,315,848	1,245,629
Accrued expenses and other current liabilities	5,512,438	3,008,959
Total current liabilities	54,716,356	35,419,279

OTHER LIABILITIES
Operating lease liabilities – noncurrent	6,884,794	8,196,486

Total liabilities	61,601,150	43,615,765

COMMITMENTS AND CONTINGENCIES

PARENT’S NET INVESTMENT
Preference Shares ($0.0001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of December 31, 2021 and 2020)	—	—
Ordinary shares ($0.0001 par value, 200,000,000 shares authorized, 7,000,000 shares issued and outstanding as of December 31, 2021 and 2020*)	700	700
Parent’s net investment	7,549,010	1,530,996
Total parent’s net investment	7,549,710	1,531,696

Total liabilities and parent’s net investment	$69,150,860	$45,147,461

* Shares and per share data are presented on a retroactive basis to reflect the reorganization on January 27 2022.

FGI INDUSTRIES LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2021	2020
	USD	USD
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$7,905,916	$4,730,748
Adjustments to reconcile net income to net cash (used in) provided by operating activities
Depreciation and amortization	287,078	352,471
Bad debt expenses (recovery)	30,825	(10,172)
Provision of defective return	2,073,991	378,248
Foreign exchange transaction loss	234,742	181,599
Interest expenses	411,185	418,867
Forgiveness of PPP loan	(1,680,900)	—
Deferred income taxes	(215,194)	(322,349)
Loss on disposal of property and equipment	14,825	49,125
Changes in operating assets and liabilities
Accounts receivable	(11,117,186)	(2,033,856)
Inventories	(12,955,619)	985,029
Prepayments and other current assets	(741,286)	154,139
Prepayments and other receivables – related parties	137,700	(3,249,078)
Other noncurrent assets	(2,818,008)	208,333
Right-of-use assets	1,223,307	(543,037)
Income taxes	640,903	632,734
Accounts payable	12,499,578	3,511,223
Accounts payable-related parties	—	(697,500)
Operating lease liabilities	(1,241,473)	592,623
Accrued expenses and other current liabilities	2,092,295	445,612
Net cash (used in) provided by operating activities	(3,217,321)	5,784,759

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from disposal of property and equipment	5,949	15,000
Purchase of property and equipment	(57,839)	(76,532)
Net cash used in investing activities	(51,890)	(61,532)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from revolving credit facility	5,263,799	2,867,216
Net changes in parent company investment	(1,946,973)	(7,117,514)
Net cash provided by (used in) financing activities	3,316,826	(4,250,298)

EFFECT OF EXCHANGE RATE FLUCTUATION ON CASH	(182,277)	128,750

NET CHANGES IN CASH	(134,662)	1,601,679
CASH, BEGINNING OF YEAR	4,018,558	2,416,879
CASH, END OF YEAR	$3,883,896	$4,018,558

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the year for interest	(406,859)	(421,393)
Cash (paid) received during the year for income taxes	(545,095)	439,793

NON-CASH INVESTING AND FINANCING ACTIVITIES
Net changes in parent company investment	(1,946,973)	(7,117,514)

Non-GAAP Measures

In addition to the measures presented in our consolidated financial statements, we use the following non-GAAP measures to evaluate our business, measure our performance, identify trends affecting our business and assist us in making strategic decisions. Our non-GAAP measures are: Adjusted Income from Operations, Adjusted Net Income and Adjusted Net Income Per Share. These non-GAAP financial measures are not prepared in accordance with GAAP. They are supplemental financial measures of our performance only, and should not be considered substitutes for net income, income from operations or any other measure derived in accordance with GAAP and may not be comparable to similarly titled measures reported by other entities.

We define Adjusted Income from Operations as GAAP income from operations excluding the impact of certain non-recurring expenses, including expenses related to COVID-19 protocols. We define Adjusted Net Income as GAAP net income excluding the tax-effected impact of certain non-recurring expenses and income such as expenses related to COVID-19 protocols and the impact of our PPP loan. We define Adjusted Net Income Per Share as GAAP net income per share excluding one-time expense related to the GILTI high tax re-selection.

We use these non-GAAP measures, along with U.S. GAAP measures, to evaluate our business, measure our financial performance and profitability and our ability to manage expenses, after adjusting for certain one-time expenses, identify trends affecting our business and assist us in making strategic decisions. We believe these non-GAAP measures, when reviewed in conjunction with U.S. GAAP financial measures, and not in isolation or as substitutes for analysis of our results of operations under U.S. GAAP, are useful to investors as they are widely used measures of performance and the adjustments we make to these non-GAAP measures provide investors further insight into our profitability and additional perspectives in comparing our performance over time on a consistent basis.

The following table reconciles Income from Operations to Adjusted Income from Operations, as well as net income to Adjusted Net Income and net income per share to Adjusted Net Income Per Share for the periods presented.

	For the year ended December 31,
	2021	2020
Income from operations	7,724,730	6,282,113
Adjustments:
COVID one-time expenses	115,900	—
Adjusted income from operations	7,840,630	6,282,113

	For the year ended December 31,
	2021	2020
Net Income	7,905,916	4,730,748
Adjustments:
COVID one-time expenses	115,900	—
Other income (PPP Loan)	(1,680,900)	—
Total	6,340,916	4,730,748
Tax impact of adjustment at 18% effective rate	281,700	—
GILTI high tax re-selection	(338,044)	—
Adjusted net income	6,284,572	4,730,748

	For the quarter ended December 31,
	2021	2020
Net Income	1,040,787	713,593
Adjustments:
GILTI high tax re-selection	(338,044)	—
Adjusted net income	702,743	713,593

Net income per share	0.15	0.10
Adjustments:
GILTI high tax re-selection	(0.05)	--
Adjusted net income per share	0.10	0.10